Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2018 FIRST-QUARTER FINANCIAL RESULTS

•	Total Q1 Revenue of $22.3 Million, Up 17% from $19.1 Million in Prior Year Q1
•SAAS Revenue of $16.2 Million in Q1, Up 9% from $14.8 Million in Prior Year Q1

•	Total Gross Margin increased to 50% in Q1, Up from 40% in Prior Year Q1

•	Study Results Demonstrating Benefits of Performing Tumor/Normal DNA and RNA Sequencing Published in Peer-Reviewed Medical Journal, Oncotarget

•	GPS Revenue for Q1 Increases 65% from Prior Year Q1

◦	677 GPS Commercial Tests Ordered in Q1, Up 12% from Q4 2017

◦	GPS Tests Ordered Continued to Grow in Q1; February Largest Month of Orders to Date

•	Restructuring Plan and Sale of Provider/Patient Engagement Solutions Business Continued to Reduce Operating Loss

Culver City, Calif. - May 9, 2018 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its first quarter ended March 31, 2018.

GPS Test Services- Highlights

•	Expanded GPS Product Portfolio: GPS product portfolio expanded to include proprietary blood-based tumor profiling services, with beta launch of 26-analyte profiling test.

•
In-Vitro Diagnostic (IVD) Filing with FDA for circulating free DNA (cfDNA) Liquid Biopsy Platform: In Q1 2018, the company submitted a medical device application with the FDA for its proprietary cfDNA liquid biopsy platform.

•	Commenced Beta Launch of GPS Ordering and Results Portal enabling ordering physicians to electronically receive GPS results and request molecular tumor board and Medical Affairs consultations.

•	Test Growth: The company reported 677 GPS Cancer® commercial tests were ordered in Q1 2018, up from 606 in Q4 2017.

•
Key Publication: In Q2 2018, results of a company sponsored study were published in Oncotarget, a peer-reviewed bio-medical journal. The study results demonstrate the significant gains in accuracy by performing tumor/normal DNA and RNA sequencing and the risks associated with high error rates of tumor only sequencing. https://nanthealth.com/Oncotarget Publication

•	New National GPS Cancer Payer: In Q1 2018, as previously announced, the company signed a new GPS Cancer reimbursement contract with a large, national healthcare IT company.

•
New Lab Services Arrangement: In Q1 2018, as previously announced, the company signed a laboratory services agreement with a 20+ facility hospital system for the availability of GPS Cancer testing to its patient community.

•
Expanded International Adoption: In Q1 2018, as previously announced, the company signed a strategic reseller agreement with a partner in the United Kingdom for the provision of molecular analysis services for clinical studies and other research initiatives.

•	FDA Submission: In Q1 2018, as previously announced, the company submitted a 510(k) premarket notification application to the FDA for tumor/normal DNA sequencing.

“We are excited about the opportunity to feature GPS Cancer and our new liquid biopsy platform in 11 presentations at next month’s American Society of Clinical Oncology (ASCO) Annual Meeting, a significant and auspicious milestone for NantHealth,” said Sandeep “Bobby” Reddy, M.D., Chief Medical Officer of NantHealth.

“In conjunction with these presentations, we plan to unveil to the oncology community at ASCO and commence the commercial launch of our liquid biopsy test, a 26 analyte test for circulating-free DNA (cfDNA) and RNA (cfRNA) extracted from patient blood permits non-invasive detection of expressed biomarkers and monitoring of response to immunotherapies such as Keytruda® or Opdivo® or resistance to anti-androgens such as Xtandi®.”

Software and Services Highlights:

•	Payer Engagement (NaviNet):

◦	In Q1 2018, NantHealth’s industry leading Document Exchange solution was upgraded to include an enhanced document viewer and the ability for payers to tag and categorize documents.

◦	In Q1 2018, as previously announced, the company signed a three-year renewal contract with a total contract value of approximately $17 million.

•	Clinical Decision Support (Eviti):

◦
In Q1 2018, introduced new dual eligibility features, enabling payors to concurrently manage dual membership patients covered under Medicare and Medicaid, and drug shortage configuration features that provide improved management of high cost drugs.

•	Connected Care:

◦	In Q1 2018, released DeviceConX5.14 (MDE), the first MDI solution to adopt the Fast Healthcare Interoperability Resources (FHIR) standard.

◦	In Q1 2018, released VitalsConX2.1, with support for offline mode, enabling clinicians to continue nurse rounding when connectivity is lost and to submit data to the EMR once connectivity is restored.

◦	In Q2 2018, completed first CE Mark submission for the DeviceConX software platform.

“Our 2018 first quarter performance reflects a 17% increase in consolidated revenue and a substantially improved gross margin over the prior year period,” said Paul Holt, Chief Financial Officer of NantHealth. “We were delighted to see solid growth of our SaaS business, with revenue increasing 9% over the same quarter last year. The restructuring program, implemented in the third quarter of 2017, continues to improve our cost structure and help narrow our operating loss.”

Business and Financial Highlights
In August 2017, NantHealth sold its provider/patient engagement assets to Allscripts to focus on core competencies and accelerate the plan to achieve profitability. As a result, the company has classified the current and prior period operating results of its provider/patient engagement business as discontinued operations. All results presented below represent the company’s continuing operations.

The company adopted a new revenue recognition standard on January 1, 2018. Please note that the financial results presented below include both amounts “as presented,” which reflect implementation of the new revenue recognition standard, as well as amounts prior to the impact of the new revenue recognition standard to allow for comparability against historical results. Starting in fiscal year 2019, the company will no longer present its GAAP and Non-GAAP financial results under the previous revenue recognition standard. For additional information and reconciliations of our financial results between the new and previous revenue recognition standard, see the additional tables included in this press release and in the company’s Form 10-Q to be filed with the Securities and Exchange Commission.

For the 2018 first quarter, total net revenue as presented was $22.3 million. Total 2018 first quarter net revenue prior to the impact of the new revenue recognition standard increased 14% to $21.7 million from $19.1 million in 2017 first quarter. Gross profit as presented was $11.2 million, or 50% of total net revenue. Gross profit prior to the impact of the new revenue recognition standard was $10.7 million, or 49% of total net revenue, compared with $7.6 million, or 40% of total net revenue, for the prior-year first quarter. Selling, general and administrative (SG&A) expenses as presented were $20.7 million. SG&A prior to the impact of the new revenue recognition standard was $21.2 million compared with $17.4 million. Research and development (R&D) expenses as presented was $5.2 million decreased from $8.9 million; the new revenue recognition standard did not impact R&D expenses.

Net loss from continuing operations, net of tax, as presented was $22.0 million, or $0.20 per share. Net loss from continuing operations, net of tax, prior to the impact of the new revenue recognition standard narrowed to $22.8 million, or $0.21 per share, from $28.1 million, or $0.23 per share for the 2017 first quarter. Loss from discontinued operations, net of tax, as presented was $193,000, or breakeven on per share basis, compared with $13.0 million, or $0.11 per share; the new revenue recognition standard did not impact loss from discontinued operations. Net loss as presented was $22.2 million, or $0.20 per share. Net loss prior to the impact of the new revenue recognition standard was $23.0 million, or $0.21 per share, compared with $41.1 million, or $0.34 per share, for 2017 first quarter.

Financial results for the 2018 first quarter included approximately $3.3 million loss from related party equity method investment including impairment loss, $2.7 million of stock-based compensation expense, $2.2 million of intangible amortization, and $1.2 million of non-cash interest expense related to convertible notes, totaling $0.09 per share. On a non-GAAP basis, adjusted net loss from continuing operations as presented was $13.5 million, or $0.12 per share, for the 2018 first quarter. On a non-GAAP basis, adjusted net loss from continuing operations prior to the impact of the new revenue recognition standard was $14.3 million, or $0.13 per share, compared with $18.8 million, or $0.15 per share, for the 2017 first quarter.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the first quarter ended March 31, 2018. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 8963439. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, Inc., a member of the NantWorks ecosystem of companies, is a next-generation, evidence-based, personalized healthcare company enabling improved patient outcomes and more effective treatment decisions for critical illnesses. NantHealth's unique systems-based approach to personalized healthcare applies novel diagnostics tailored to the specific molecular profiles of patient tissue and integrates this molecular data in a clinical setting with large-scale, real-time biometric signal and phenotypic data to track patient outcomes and deliver precision medicine. For nearly a decade, NantHealth has developed an adaptive learning system that integrates our unique molecular profiling solution, software and hardware. Our system infrastructure collects, indexes, analyzes and interprets billions of molecular, clinical, operational and financial data points derived from novel and traditional sources to continuously improve decision-making and optimize our clinical pathways and decision algorithms over time. For more information please visit www.nanthealth.com.

About GPS Cancer®
GPS Cancer® is a unique, comprehensive test available through NantHealth. GPS Cancer integrates tumor/normal DNA and RNA sequencing, with enhanced expression analysis and bioinformatics of complex biologic pathway systems, providing oncologists with a comprehensive molecular profile of a patient’s cancer to inform personalized treatment strategies. GPS Cancer testing is conducted in CLIA-certified and CAP-accredited laboratories. For more information, visit www.gpscancer.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to continue our relationship with NantOmics; our ability to obtain regulatory approvals; dependence upon senior management; the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

# # #

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$46,390	$61,660
Accounts receivable, net	14,701	11,491
Inventories	805	839
Deferred implementation costs	11	1,960
Related party receivables, net	643	585
Prepaid expenses and other current assets	6,995	5,358
Total current assets	69,545	81,893
Property, plant, and equipment, net	23,570	18,517
Deferred implementation costs, net of current	2	3,951
Goodwill	115,930	114,625
Intangible assets, net	71,626	69,424
Investment in related party	145,169	156,863
Related party receivable, net of current	1,706	1,727
Other assets	3,777	2,195
Total assets	$431,325	$449,195

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,149	$3,164
Accrued and other current liabilities	12,413	18,134
Deferred revenue	13,080	10,057
Related party payables, net	5,973	4,504
Total current liabilities	36,615	35,859
Deferred revenue, net of current	8,729	7,126
Related party liabilities	13,029	11,500
Related party promissory note	112,666	112,666
Related party convertible note, net	8,049	7,947
Convertible notes, net	75,937	74,845
Other liabilities	5,262	5,950
Total liabilities	260,287	255,893

Stockholders' equity
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 108,591,946 and 108,383,602 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively (including 3,490 shares of restricted stock)	10	10
Additional paid-in capital	885,200	886,669
Accumulated deficit	(714,138)	(693,233)
Accumulated other comprehensive loss	(34)	(144)
Total stockholders' equity	171,038	193,302
Total liabilities and stockholders' equity	$431,325	$449,195

NantHealth, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017

Total net revenue	$22,263	$19,104

Total cost of revenue	11,068	11,518
Gross profit	11,195	7,586

Operating Expenses:
Selling, general and administrative	20,737	17,435
Research and development	5,151	8,926
Amortization of acquisition-related assets	1,054	1,054
Total operating expenses	26,942	27,415

Loss from operations	(15,747)	(19,829)
Interest expense, net	(4,197)	(3,969)
Other income, net	180	235
Loss from related party equity method investment	(3,261)	(4,526)
Loss from continuing operations before income taxes	(23,025)	(28,089)
(Benefit from) provision for income taxes	(1,050)	37
Net loss from continuing operations	(21,975)	(28,126)
Loss from discontinued operations, net of tax	(193)	(12,989)
Net loss	$(22,168)	$(41,115)

Net income (loss) per share:
Continuing operations
Basic and diluted - common stock	$(0.20)	$(0.23)

Discontinued operations
Basic and diluted - common stock	$—	$(0.11)

Total net income (loss) per share
Basic and diluted - common stock	$(0.20)	$(0.34)

Weighted average shares outstanding:
Basic and diluted - common stock	108,579,271	121,618,039

NantHealth, Inc.
Condensed Consolidated Statements of Operations
Reconciliation of results under ASC 606 and ASC 605
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	As Reported	Adjustments due to ASC 606[1]	Without new Revenue Standard
	2018		2018

Total net revenue	22,263	(533)	21,730

Total cost of revenue	11,068	(37)	11,031
Gross profit	11,195	(496)	10,699

Operating Expenses:
Selling, general and administrative	20,737	470	21,207
Research and development	5,151	—	5,151
Amortization of acquisition-related assets	1,054	—	1,054
Total operating expenses	26,942	470	27,412

Loss from operations	(15,747)	(966)	(16,713)
Interest expense, net	(4,197)	—	(4,197)
Other income, net	180	—	180
Loss from related party equity method investment	(3,261)	—	(3,261)
Loss from continuing operations before income taxes	(23,025)	(966)	(23,991)
(Benefit from) provision for income taxes	(1,050)	(119)	(1,169)
Net loss from continuing operations	(21,975)	(847)	(22,822)
Loss from discontinued operations, net of tax	(193)	—	(193)
Net loss	$(22,168)	$(847)	$(23,015)

Net income (loss) per share:
Basic and diluted - common stock	$(0.20)	$(0.01)	$(0.21)

Weighted average shares outstanding:
Basic and diluted - common stock	108,579,271	—	108,579,271

1 Financial Accounting Standards Board, ASC 606 Revenue from contracts with customers

NantHealth, Inc.
Supplemental Revenue Schedule
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017

Revenue:
Software-as-a-service related	$16,166	$14,797
Software and hardware related	1,455	598
Maintenance	2,446	2,019
Total software-related revenue	20,067	17,414
Sequencing and molecular analysis	840	510
Home health care services	1,356	1,180
Total net revenue	$22,263	$19,104

Cost of Revenue:
Software-as-a-service related	$6,602	$6,233
Software and hardware related	885	1,004
Maintenance	215	161
Amortization of developed technologies	1,173	1,743
Total software-related cost of revenue	8,875	9,141
Sequencing and molecular analysis	1,431	1,593
Home health care services	762	784
Total cost of revenue	$11,068	$11,518

NantHealth, Inc.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017

Net loss from continuing operations	$(21,975)	$(28,126)
Adjustments to GAAP net loss:
Loss from related party equity method investment including impairment loss	3,261	4,526
Stock-based compensation expense from continuing operations	2,718	250
Corporate restructuring from continuing operations	—	220
Acquisition related compensation expense	—	—
Acquisition related sales incentive	145	662
Change in fair value of derivatives liability	(1)	(215)
Non-cash interest expense related to convertible notes	1,194	1,051
Intangible amortization from continuing operations	2,227	2,797
Securities litigation costs	73	—
Tax benefit resulting from certain non-operating activity	(1,123)	—
Total adjustments to GAAP net loss from continuing operations	8,494	9,291
Net loss - Non-GAAP from continuing operations	$(13,481)	$(18,835)

Weighted average shares outstanding	108,579,271	121,618,039

Net loss per share from continuing operations - Non-GAAP	$(0.12)	$(0.15)

Reconciliation of Net Loss per Common Share to Net Loss per Common Share - Non-GAAP (Unaudited):

	Three Months Ended March 31,
	2018	2017

Net loss from continuing operations	$(0.20)	$(0.23)
Adjustments to GAAP net loss per common share from continuing operations:
Loss from related party equity method investment including impairment loss	0.03	0.04
Stock-based compensation expense from continuing operations	0.03	—
Corporate restructuring from continuing operations	—	—
Acquisition related compensation expense	—	—
Acquisition related sales incentive	—	0.01
Change in fair value of derivatives liability	—	—
Non-cash interest expense related to convertible notes	0.01	0.01
Intangible amortization from continuing operations	0.02	0.02
Securities litigation costs	—	—
Tax benefit resulting from certain non-operating activity	(0.01)	—
Total adjustments to GAAP net loss per common share from continuing operations	0.08	0.08
Net loss per common share from continuing operations - Non-GAAP	$(0.12)	$(0.15)